Exhibit 99.1

MIVA, Inc. MIVA Contact Peter Weinberg, Investor Relations peter.weinberg@miva.com (239) 561-7229	Press Release
MIVA Announces Third Quarter 2007 Results
MIVA Direct Consumer Business Generated Significant Increase in Operating Profits;
Third-Party Ad Network Underperforms
FORT MYERS, FL. — November 8, 2007 — MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the third quarter ended September 30, 2007.
Third Quarter 2007 Results from Continuing Operations Summary:
•	Revenue of $36.4 million in Q3 2007, compared to revenue of $39.2 million in Q2 2007;
•	Gross margins of 52.9% in Q3 2007, compared to 52.1% in Q2 2007;
•
EBITDA loss of $1.7 million in Q3 2007, compared to an EBITDA loss of $14.2 million in Q2 2007. Q3 2007 EBITDA included a $1.4 million non-cash tangible and intangible asset impairment charge related to our Media E.U. business, and Q2 2007 EBITDA included a $14.0 million non-cash goodwill impairment charge;

•	Positive Adjusted EBITDA of $0.8 million in Q3 2007, compared to Adjusted EBITDA of $1.0 million in Q2 2007; and
•	GAAP net loss of $3.7 million or $(0.11) per basic share in Q3 2007, compared to a GAAP net loss of $16.4 million or $(0.52) per basic share in Q2 2007.
“We are clearly dissatisfied with our consolidated revenues and operating results. While our MIVA Media U.S. and Media E.U. businesses performed below our original Q3 2007 expectations, our MIVA Direct business generated significantly higher operating profits through increased monetization per user and more efficient ad spend on more profitable toolbar channels. Additionally, consolidated gross margins increased sequentially as we anticipated,” said Peter Corrao, chief executive officer of MIVA.
“We believe our third quarter 2007 results underscore the rationale for our strategy to build MIVA-owned consumer media. We are making progress against this strategy, as evidenced by our recently launched ALOT brand and our ALOT start page initiative. ALOT represents a rich, integrated user experience with multiple consumer touch points across toolbars, web search and start pages. The new ALOT properties incorporate premium content and provide search with attribution for our monetization partner. The early ALOT metrics are encouraging and we expect to ramp the distribution of ALOT toolbars off our now more profitable toolbar base.”
Third Quarter Results From Continuing Operations
Revenue was $36.4 million in Q3 2007, compared to revenue of $39.2 million in Q2 2007. MIVA Direct contributed 33.5% of total revenue in Q3 2007, compared to 34.4% in Q2 2007 as we reduced our overall ad spend by focusing against more profitable toolbar channels. MIVA Direct’s revenue was down approximately $1.3 million sequentially from Q2 2007 to Q3 2007 and MIVA Direct’s ad spend was down approximately $2.1 million over the same period.

Gross margins were 52.9% in Q3 2007, compared to 52.1% in Q2 2007. Gross margins increased in Q3 2007, primarily due to our initiative for scaling out of unprofitable revenue share deals in Media E.U. and a reduction in Searchfeed’s traffic acquisition cost.
Operating expenses were $23.3 million in Q3 2007, compared to $37.1 million in Q2 2007. Excluding the $1.4 million non-cash tangible and intangible asset impairment charge related to our Media E.U. business in Q3 2007, and the $14.0 million non-cash goodwill impairment charge in Q2 2007, operating expenses were $21.8 million in Q3 2007 and $23.1 million in Q2 2007. Adjusting for the non-cash impairment charges, the approximate $1.3 million decrease in operating expenses included an approximate $2.1 million decrease in advertising spend for MIVA Direct.
Q3 2007 operating expenses included $1.0 million in non-cash compensation expense. Q2 2007 operating expenses included $1.2 million in non-cash compensation expense.
EBITDA was a loss of $1.7 million in Q3 2007, compared to an EBITDA loss of $14.2 million in Q2 2007. Q3 2007 EBITDA included a $1.4 million non-cash impairment charge and Q2 2007 EBITDA included a $14.0 million non-cash impairment charge.
Adjusted EBITDA was $0.8 million in Q3 2007, compared to Adjusted EBITDA of $1.0 million in Q2 2007. Q3 2007 Adjusted EBITDA excluded the $1.4 million non-cash impairment charge and $1.0 million non-cash compensation expense. Q2 2007 Adjusted EBITDA excluded the $14.0 million non-cash impairment charge and $1.2 million in non-cash compensation expense.
GAAP net loss was $3.7 million or $(0.11) per basic share in Q3 2007. This compares to GAAP net loss of $16.4 million, or $(0.52) per basic share in Q2 2007.
Adjusted net loss was $0.0 million or $0.00 per diluted share in Q3 2007, compared to Adjusted net income of $0.0 million or $0.00 per diluted share in Q2 2007. Q3 2007 Adjusted net loss excluded the $1.4 million non-cash impairment charge, $1.0 million non-cash compensation expense and $1.2 million in amortization. Q2 2007 Adjusted net income excluded the $14.0 million non-cash impairment charge, $1.2 million in amortization and $1.2 million non-cash compensation expense.
Cash and cash equivalents were $24.8 million at September 30, 2007, an increase of $0.9 million from June 30, 2007 cash of $23.9 million.
As of September 30, 2007, the Company had an active base of 229 full time employees, down from 265 at June 30, 2007, and 401 at December 31, 2006. The decrease from December 2006 is due primarily to the Company’s Q1 2007 restructuring and Q2 2007 Perot outsourcing plan.
Third Quarter Metrics by Business

	Revenue (Mil.)		Paid clicks (Mil.)		Gross Margin		TAC (Net)
Business	Q3'07	Q2'07	Q3'07	Q2'07	Q3'07	Q2'07	Q3'07	Q2'07

Direct[1]	$12.2	$13.5	—	—	93%	94%	—	—

Media U.S.	$13.0	$14.2	272	230	31%	31%	60%	60%

Media E.U.	$11.2	$11.5	80	69	34%	30%	58%	61%

Consolidated	$36.4	$39.2	352	299	53%	52%	59%	60%

(1)
MIVA Direct’s gross margin excludes advertising spend of $7.0 million in Q3 2007 and $9.1 million in Q2 2007, which is included in consolidated operating expenses within the marketing, sales, and service category. The total paid clicks metric does not reflect clicks generated through MIVA Direct, including our toolbars.

Business Outlook
The Company is forecasting Q4 2007 revenue, EBITDA and cash below Q3 2007, due primarily to an anticipated decline in MIVA Media third-party ad network revenue. The Company is forecasting MIVA Direct’s Q4 2007 revenue and active toolbar users will be above Q3 2007.
Management Conference Call
Management will participate in a conference call to discuss the full results for the Company on November 8, 2007, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.
A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Peter Weinberg of MIVA, Inc. at peter.weinberg@miva.com.
MIVA believes that “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. MIVA believes the use of these measures does not lessen the importance of GAAP measures. In Q4 2006 and Q1 2007, MIVA calculated Adjusted EBITDA and Adjusted net income/loss without adding non-cash compensation expense to the calculation. Beginning in Q2 2007, MIVA calculates Adjusted EBITDA and Adjusted net income/loss by adding non-cash compensation to the calculation. MIVA defines Adjusted net income/loss per share as the Adjusted net income/loss, as previously described, divided by the average basic, or fully-diluted number of outstanding shares of MIVA common stock over the reported period.
About MIVA®, Inc.
MIVA, Inc. (NASDAQ:MIVA) is a global digital media company with a mission to deliver valuable digital audiences to advertisers. MIVA has two focuses to its business: owning and operating a growing portfolio of consumer destination sites and category specific toolbars, through its MIVA Direct division; and running a third-party contextual Pay-Per-Click ad network focused on key vertical sectors, through its MIVA Media ad network division. MIVA, Inc. operates across North America and Europe.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “intend,” “believe,” “expect” or “forecast’’ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation, the risks associated with the fact that we have material weaknesses in our internal control over financial reporting that may prevent us from being able to accurately report our financial results or prevent fraud; the risk that we have in the past and may in the future incur goodwill and other intangible, and tangible asset impairment charges that materially adversely affect our earnings and our operating results; the potential that demand for our services will decrease; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; the risk that our distribution partners will use unacceptable means to obtain users or that we will need to remove traffic generated by distribution partners; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; risks associated with legal and cultural pressures on certain of our advertiser’s service and/or product offerings; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with maintaining an international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively achieve ongoing growth or return to profitability; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2006 and its most recent Form 10-Q. MIVA undertakes no obligation to update the information contained herein.
Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to net income/loss and net income/loss per share for the three and nine month periods ended September 30, 2007 included in this press release is set forth below.
®Registered trademark of MIVA, Inc.
All other marks properties of their respective companies.

MIVA, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months	Three Months	Nine Months	Nine Months
	Ended Sept. 30,	Ended Sept. 30,	Ended Sept. 30,	Ended Sept. 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$36,370	$42,796	$118,231	$127,731
Cost of services	17,150	22,999	56,242	65,812

Gross profit	19,220	19,797	61,989	61,919

Operating expenses
Marketing, sales, and service	11,300	11,467	36,970	36,481
General and administrative	7,937	8,809	24,180	31,040
Product development	1,396	2,134	4,691	6,225
Impairment loss on goodwill and other assets	1,444	—	15,450	63,680
Amortization	1,196	1,450	3,657	5,900
Restructuring Charges	—	—	3,038	—

Total operating expenses	23,273	23,860	87,986	143,326

Loss from operations	(4,053)	(4,063)	(25,997)	(81,407)
Interest income, net	170	200	381	573
Exchange rate gain (loss)	265	(16)	513	74

Loss before provision for income taxes	(3,618)	(3,879)	(25,103)	(80,760)

Income tax expense (benefit)	85	448	233	(1,340)

Net loss from continuing operations	$(3,703)	$(4,327)	$(25,336)	$(79,420)

Income (loss) from discontinued operations	387	(260)	261	(1,968)

Net loss	$(3,316)	$(4,587)	$(25,075)	$(81,388)

Basic Earnings (loss) per share
Continuing operations	$(0.11)	$(0.14)	$(0.80)	$(2.53)

Discontinued operations	$0.01	$(0.01)	$0.01	$(0.06)

Diluted Earnings (loss) per share
Continuing operations	$(0.11)	$(0.14)	$(0.80)	$(2.53)

Discontinued operations	$0.01	$(0.01)	$0.01	$(0.06)

Weighted-average number of common shares outstanding
Basic	32,219	31,585	31,832	31,434

Diluted	32,219	31,585	31,832	31,434

	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	Sept 30, 2007	June 30, 2007	March 31, 2007
	(unaudited)	(unaudited)	(unaudited)
Revenues	$36,370	$39,174	$42,687
Cost of services	17,150	18,774	20,318

Gross profit	19,220	20,400	22,369

Operating expenses
Marketing, sales, and service	11,300	13,028	12,642
General and administrative	7,937	7,218	9,025
Product development	1,396	1,570	1,725
Impairment loss on goodwill and other assets	1,444	14,006	—
Amortization	1,196	1,227	1,234
Restructuring charges	—	22	3,016

Total operating expenses	23,273	37,071	27,642

Loss from operations	(4,053)	(16,671)	(5,273)
Interest income, net	170	53	158
Exchange rate gain	265	195	53

Loss before provision for income taxes	(3,618)	(16,423)	(5,062)

Income tax expense (benefit)	85	(36)	184

Net loss from continuing operations	$(3,703)	$(16,387)	$(5,246)

Income (loss) from discontinued operations	387	(50)	(76)

Net loss	$(3,316)	$(16,437)	$(5,322)

Basic Earnings (loss) per share
Continuing operations	$(0.11)	$(0.52)	$(0.17)

Discontinued operations	$0.01	$(0.00)	$(0.00)

Diluted Earnings (loss) per share
Continuing operations	$(0.11)	$(0.52)	$(0.17)

Discontinued operations	$0.01	$(0.00)	$(0.00)

Weighted-average number of common shares outstanding
Basic	32,219	31,765	31,526

Diluted	32,219	31,765	31,526

MIVA, Inc.
Reconciliations to Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
Additional information:	Sept 30, 2007	Sept 30, 2006	Sept 30, 2007	Sept 30, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Adjusted EBITDA	$753	$(973)	$3,408	$(3,472)

Adjusted net income (loss)	$(41)	$(2,590)	$379	$(10,474)

Adjusted net income (loss) per share	$(0.00)	$(0.08)	$0.01	$(0.33)

	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	Sept 30, 2007	June 30, 2007	March 31, 2007
Additional information:	(unaudited)	(unaudited)	(unaudited)

Adjusted EBITDA	$753	$1,013	$1,642

Adjusted net income (loss)	$(41)	$55	$365

Adjusted net income (loss) per share	$(0.00)	$0.00	$0.01

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	Sept 30, 2007	Sept 30, 2006	Sept 30, 2007	Sept 30, 2006
Reconciliation of Net Income (Loss) to Adjusted EBITDA	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss) from continuing operations	$(3,703)	$(4,327)	$(25,336)	$(79,420)
Interest income, net and exchange rate gain	(435)	(184)	(894)	(647)
Taxes	85	448	233	(1,340)
Depreciation	1,144	1,353	3,690	4,092
Amortization	1,196	1,450	3,657	5,900

EBITDA	(1,713)	(1,260)	(18,650)	(71,415)

Impairment loss on goodwill and other assets	1,444	—	15,450	63,680
Non-cash compensation charge	1,022	1,071	3,570	5,957
Restructuring Charge	—	—	3,038	—
Non-cash European business tax reimbursements	—	(784)	—	(784)
Gain on lease termination	—	—	—	(910)

Adjusted EBITDA	$753	$(973)	$3,408	$(3,472)

	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	Sept 30, 2007	June 30, 2007	March 31, 2007
Reconciliation of Net Income (Loss) to Adjusted EBITDA	(unaudited)	(unaudited)	(unaudited)
Net income (loss) from continuing operations	$(3,703)	$(16,387)	$(5,246)
Interest income, net and exchange rate gain	(435)	(248)	(211)
Taxes	85	(36)	184
Depreciation	1,144	1,242	1,304
Amortization	1,196	1,227	1,234

EBITDA	(1,713)	(14,202)	(2,735)

Impairment loss on goodwill and other assets	1,444	14,006	—
Non-cash compensation charge	1,022	1,187	1,361
Restructuring Charge	—	22	3,016

Adjusted EBITDA	$753	$1,013	$1,642

	Three Months	Three Months	Nine Months		Nine Months
	Ended	Ended	Ended		Ended
	Sept 30, 2007	Sept 30, 2006	Sept 30, 2007		Sept 30, 2006
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Net income (loss) from continuing operations	$(3,703)	$(4,327)	$(25,336)		$(79,420)
Impairment loss on goodwill and other assets	1,444	—	15,450		63,680
Amortization	1,196	1,450	3,657		5,900
Non-cash compensation charge	1,022	1,071	3,570		5,957
Gain on lease termination	—	—	—		(910)
Non-cash European business tax reimbursements	—	(784)	—		(784)
Tax effect of above adjustments	—	—	—		(4,897)
Restructuring Charge	—	—	3,038		—

Adjusted net income (loss)	$(41)	$(2,590)	$379		$(10,474)

Adjusted net income (loss) per share	$(0.00)	$(0.08)	$0.01		$(0.33)
Shares used in per share calculation — diluted (*)	32,219	31,585	32,618	*	31,434

	Three Months	Three Months		Three Months
	Ended	Ended		Ended
	Sept 30, 2007	June 30, 2007		March 31, 2007
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)	(unaudited)	(unaudited)		(unaudited)
Net income (loss)	$(3,703)	$(16,387)		$(5,246)
Impairment loss on goodwill and other assets	1,444	14,006		—
Amortization	1,196	1,227		1,234
Non-cash compensation charge	1,022	1,187		1,361
Restructuring Charge	—	22		3,016	[1]

Adjusted net income (loss)	$(41)	$55		$365

Adjusted net income (loss) per share	$(0.00)	$0.00		$0.01
Shares used in per share calculation — diluted (*)	32,219	32,412	*	31,825	*

1	restructuring charge includes $0.4 million of non-cash compensation expense related to terminated employees

MIVA, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	September 30,	December 31,
ASSETS	2007	2006
	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$24,832	$29,588
Accounts receivable, less allowance for doubtful accounts of $691 and $1,299, respectively	16,820	20,654
Deferred tax assets	60	60
Income tax receivable	—	1,471
Prepaid expenses and other current assets	2,832	1,634

Total current assets	44,544	53,407

PROPERTY AND EQUIPMENT — NET	8,890	15,446
INTANGIBLE ASSETS
Goodwill	14,743	28,566
Vendor Agreements, net	1,415	1,704
Other intangible assets, net	4,553	6,098
OTHER ASSETS	1,120	1,081

Total assets	$75,265	$106,302

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$7,243	$14,829
Accrued expenses	13,539	15,599
Deferred revenue	3,218	3,210
Current portion of long-term debt	349	1,360

Total current liabilities	$24,349	$34,998

OTHER LONG-TERM LIABILITIES	1,209	395

Total liabilities	$25,558	$35,393

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares; issued 33,947 and 32,805, respectively; outstanding 32,234 and 31,512, respectively	34	33
Additional paid-in capital	265,635	259,353
Treasury stock; 1,713 and 1,293 shares at cost, respectively	(6,655)	(4,744)
Accumulated other comprehensive income	5,746	5,548
Deficit	(215,053)	(189,281)

Total stockholders’ equity	49,707	70,909

Total liabilities and stockholders’ equity	$75,265	$106,302